UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2025

Snail, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices)

(310) 988-0643

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Class A Common Stock, par value $0.0001 per share	SNAL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On August 7, 2025, Snail, Inc., a Delaware corporation (the “Company”), entered into an At The Market Offering Agreement (the “ATM Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (the “Sales Agent” or “Wainwright”), to sell its shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from time to time, in an “at the market offering” program through Wainwright, with certain limitations on the amount of Class A Common Stock (the “Shares”) that may be offered and sold thereunder. The sales, if any, of the Shares made under the ATM Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (the “Nasdaq”) or on any other existing trading market for the Company’s Class A Common Stock, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law (the “Offering”).

Offers and sales of shares of Class A Common Stock by the Company, if any, under the ATM Sales Agreement, will be made through a prospectus supplement, dated August 7, 2025 and an accompanying base prospectus, dated September 20, 2024, contained therein (the “ATM Prospectus Supplement”), which ATM Prospectus Supplement forms a part of the Company’s shelf registration statement on Form S-3 (File 333-282030), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2024 (the “Registration Statement”) and declared effective by the SEC on September 20, 2024. The aggregate market value of the shares of Class A Common Stock eligible for sale under the ATM Prospectus Supplement is currently $4,500,000, which is based on the limitations of General Instruction I.B.6 of Form S-3.

Pursuant to the ATM Sales Agreement, the Company will set the parameters for the sale of shares of Class A Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Upon delivery of a placement notice and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the Nasdaq, to sell shares of Class A Common Stock from time to time based upon the Company’s instructions. The Company has no obligation to sell any shares of Class A Common Stock under the ATM Sales Agreement and may at any time suspend solicitation and offers under the ATM Sales Agreement. The Sales Agent is not obligated to purchase any shares of Class A Common Stock on a principal basis pursuant to the ATM Sales Agreement.

The ATM Sales Agreement provides that the Company will pay the Sales Agent commissions for its services for acting as agent in the sale of shares of Class A Common Stock pursuant to the ATM Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate equal to up to 3.0% of the gross proceeds from the sale of shares of Class A Common Stock pursuant to the ATM Sales Agreement. The Company has agreed to provide the Sales Agent and certain affiliates of the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. Pursuant to the terms of the ATM Sales Agreement, we have agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel not to exceed $50,000 (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the ATM Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, the Company has also agreed to reimburse Wainwright $3,500 per Representation Date (as defined in the Sales Agreement).

The ATM Sales Agreement contains customary representations and warranties and conditions regarding the placements of shares of Class A Common Stock pursuant thereto, obligations to sell shares under the ATM Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions.

The Offering of the shares of our Class A Common Stock pursuant to the ATM Sales Agreement and the ATM Prospectus Supplement will terminate upon the earlier of (i) the sale of the Maximum Amount (as defined in the Sales Agreement) of shares pursuant to the ATM Sales Agreement, or (b) the termination of the ATM Sales Agreement by us or the Sales Agent as permitted therein.

The foregoing description of the ATM Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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A copy of the legal opinion of Blank Rome LLP regarding the legality of the shares of Class A Common Stock that may be issued pursuant to the ATM Prospectus Supplement is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01. Other Events.

On August 7, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company recently announced its intention to explore a strategic digital asset initiative that includes the evaluation and feasibility for introduction of its own proprietary stablecoin. This initiative would be subject to a range of factors, including but not limited to, regulatory approvals, market conditions, technical feasibility, cybersecurity safeguards, financial controls, and internal governance. The Company believe that exploring stablecoin infrastructure may position us as an early mover within the digital entertainment industry. While no definitive decisions have been made to integrate such technology into the Company’s corporate strategy, the Company continues to evaluate and explore opportunities as part of our broader innovation roadmap.

The following represent certain potential risk factors regarding our strategic asset initiative, namely the evaluation and feasibility for introduction of our own proprietary stablecoin backed by U.S. dollars. Investing in the Class A Common Stock involves a high degree of risk and investors should consider the risk factors described in this Current Report on Form 8-K as well as the those described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and other SEC filings.

Risks Relating to Stablecoins

We may require additional capital to support our strategic digital asset initiative, and implementing such initiative may subject us to various licensing requirements and significant compliance costs.

We recently announced our intention to explore a strategic digital asset initiative that includes the evaluation and feasibility for introduction of our own proprietary stablecoin backed by U.S. dollars.

The regulatory environment for stablecoins and digital assets is rapidly evolving in the United States and globally. There is significant uncertainty regarding how federal and state regulators will apply existing laws, implement Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (GENIUS Act of 2025) or adopt new regulations with respect to stablecoin issuances. Changes in laws, regulations, or interpretations could require us to modify or cease our strategic digital asset or stablecoin initiative, subject us to possible enforcement actions, or result in significant compliance costs.

We may be required to seek additional capital to implement our strategic digital asset and stablecoin initiative as we may be required to be licensed as a money transmitter, payment services provider, bank, financial institution, custodian, broker-dealer, exchange, or otherwise in the United States or other jurisdictions which could result in significant costs and have a negative impact on our business, operational results and financial condition.

Any negative publicity regarding stablecoins or the broader digital asset industry may have an outsized negative effect on consumer confidence in our proposed proprietary stablecoins.

As is the case with other novel technology, compared to more established and well-known industries, any negative publicity regarding blockchain technology and digital assets companies could have an outsized negative effect on confidence in blockchain technology in general and our proposed proprietary stablecoins in particular. For example, since the inception of blockchain technology, there have been incidents of smart contract developers acting maliciously and misappropriating funds, and numerous digital asset businesses and platforms have been sued, investigated, or shut down due to fraud, illegal activities, the sale or issuance of unregistered securities, manipulative practices, business failure, and cyberattacks or security breaches. In addition, the energy usage and environmental impact of certain blockchains have attracted considerable attention, which could potentially create a negative consumer sentiment and perception of digital assets and delay a wider acceptance and use of our proposed proprietary stablecoins, whether or not our proposed stablecoins are available on those blockchains.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	At The Market Offering Agreement, dated August 7, 2025, by and between Snail, Inc. and H.C. Wainwright & Co., LLC

5.1	Opinion of Blank Rome LLP

23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1 above)

99.1	Press release issued by Snail, Inc. on August 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2025	SNAIL, INC.

	By:	/s/ Xuedong Tian
	Name:	Xuedong Tian
	Title:	Co-Chief Executive Officer

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